We hereby consent to the incorporation by reference in the Combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated June 11, 1999, relating to the financial statements and financial highlights of Phoenix Equity Opportunities Fund (currently known as Phoenix-Seneca Equity Opportunities Fund, a series of Phoenix Strategic Equity Series Fund) appearing in the April 30, 1999 Annual Report to Shareholders, and of our report dated November 17, 1998, relating to the financial statements and financial highlights of Phoenix-Seneca Growth Fund (a series of Phoenix-Seneca Funds) appearing in the September 30, 1998 Annual Report to Shareholders, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Management and Other Service Providers" in such Combined Prospectus/Proxy Statement. We further consent to the reference to us under the heading "Financial Highlights" in the Prospectuses of Phoenix-Seneca Equity Opportunities Fund dated August 27, 1999 and of Phoenix-Seneca Growth Fund dated January 28, 1999, under the heading "Additional Information - Independent Accountants" in the Statement of Additional Information of Phoenix-Seneca Equity Opportunities Fund dated August 27, 1999 and under the heading "Other Information - Independent Accountants" in the Statement of Additional Information of Phoenix-Seneca Growth Fund dated January 28, 1999 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
September 13, 1999